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                                                                     EXHIBIT 11

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PNC BANK CORP.
CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER COMMON SHARE

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In thousands, except per share data                                 Three months ended             Nine months ended
                                                                        September 30                  September 30
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                                                                    1994           1993           1994           1993
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PRIMARY AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares of common stock outstanding                 235,243       234,079       235,144        233,594
Weighted average common shares to be issued
 using average market price and assuming:
 Exercise of stock options                                            1,671         2,465         1,810          2,686
 Exercise of warrants                                                                                               65
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 Primary weighted average common shares outstanding                 236,914       236,544       236,954        236,345
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FULLY DILUTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares of common stock outstanding                 235,243       234,079       235,144        233,594
Weighted average common shares to be issued
 using average market price or period-end market
 price, whichever is higher, and assuming:
 Conversion of preferred stock Series A & B                             221           250           228            258
 Conversion of preferred stock Series C                                 672           734           687            760
 Conversion of preferred stock Series D                                 855           916           864            964
 Conversion of debentures                                                73            81            74             87
 Exercise of stock options                                            1,671         2,587         1,810          2,686
 Exercise of warrants                                                                                               65
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 Fully diluted weighted average                                     238,735       238,647       238,807        238,414
  common shares outstanding
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PRIMARY EARNINGS PER COMMON SHARE
Income before cumulative effect of changes in
 accounting principles                                             $187,998      $217,676      $581,532       $573,829
Cumulative effect of changes in
 accounting principles,
 net of tax benefit of $5,343                                                                                  (19,393)
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Net income                                                          187,998       217,676       581,532        554,436
Less: Preferred dividends declared                                      405           437         1,233          1,408
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Net income applicable to primary earnings
 per common share                                                  $187,593      $217,239      $580,299       $553,028
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Primary earnings per common share
 before cumulative effect of
 changes in accounting principles                                      $.79          $.92         $2.45          $2.42
Cumulative effect of changes in
 accounting principles                                                                                            (.08)
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Primary earnings per common share                                      $.79          $.92         $2.45          $2.34
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FULLY DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effect of changes
 in accounting principles                                          $187,998      $217,676      $581,532       $573,829
Cumulative effect of changes in
 accounting principles,
 net of tax benefit of $5,343                                                                                  (19,393)
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Net income                                                          187,998       217,676       581,532        554,436
Add:  Interest expense on convertible
       debentures (net of tax)                                           13            13            38             43
Less: Dividends declared on non-convertible
       preferred stock                                                                                              34
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Net income applicable to fully diluted
 earnings per common share                                         $188,011      $217,689      $581,570       $554,445
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Fully diluted earnings per common share
 before cumulative effect
 of changes in accounting principles                                   $.79          $.91         $2.44          $2.41
Cumulative effect of changes in
 accounting principles                                                                                            (.08)
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Fully diluted earnings per common share                                $.79          $.91         $2.44          $2.33
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